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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report: January 31, 2003
(Date of Earliest Event Reported)

SureBeam Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation)	000-31807 (Commission File Number)	33-0921003 (I.R.S. Employer Identification No.)

9276 Scranton Rd., Suite 600
San Diego, CA 92121-1750
(Address of principal executive offices)

(858) 795-6300
(Registrant's telephone number, including area code)

ITEM 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE

  Current Status of Titan Credit Facility

        As previously reported, The Titan Corporation, which was formerly the parent of SureBeam, extended a $50,000,000 senior secured credit facility to SureBeam. As of the filing date of this report, SureBeam has borrowed $25,000,000 on this credit facility and has up to a maximum of $25,000,000 available. The credit facility allows SureBeam to borrow, in addition to its previous borrowings, up to $12,500,000 per quarter through the fourth quarter of 2003, subject to the $50,000,000 cumulative limitation on borrowing. SureBeam has not borrowed additional amounts on the credit facility since October 30, 2002. We do not anticipate borrowing additional amounts on the credit facility during 2003 or during the remaining period that the credit facility is outstanding.

        Under SureBeam's credit facility it is obligated to make minimum quarterly principal payments as follows: 13.75% of the outstanding principal balance as of December 31, 2003 during each quarter in 2004; 25% of the outstanding principal balance as of December 31, 2004 during each quarter in 2005; and, all remaining principal by December 31, 2005. In addition, with some exceptions, SureBeam is obligated to use net proceeds from the sale of assets and its securities to repay amounts advanced under the credit facility. The interest rate is Titan's effective weighted average term debt rate under Titan's credit agreement plus three percent. As of December 31, 2002, the interest rate on the credit facility was 8.08%. Interest is payable monthly beginning in January 2003. In January 2003, SureBeam paid $913,611.11 to Titan as interest under the credit facility. The credit facility is secured by a first priority lien on all of SureBeam's assets.

  Credit Facility Availability

        For the quarter ending March 31, 2003, the maximum amount available for borrowing is $12,500,000. The maximum amount available for borrowing in each of the second, third and fourth quarters of 2003 is based upon SureBeam's earnings before interest, taxes, depreciation and amortization (EBITDA) for the prior quarter as a percentage of the EBITDA target in its annual operating plan.

        If actual EBITDA is negative $2,350,000 or higher for the quarter ending March 31, 2003, then up to 100% of the quarterly maximum or $12,500,000 will be available for borrowing during the quarter ending June 30, 2003. If SureBeam's actual EBITDA is negative $3,000,000 during the quarter ending March 31, 2003, then up to 50% of the quarterly maximum or $6,250,000 will be available for borrowing during the quarter ending June 30, 2003. If SureBeam's actual EBITDA is between negative $2,350,000 and negative $3,000,000 during the quarter ending March 31, 2003, then the maximum amount available for borrowing during the quarter ending June 30, 2003 shall be determined by linear interpolation between $6,250,000 and $12,500,000. If SureBeam's actual EBITDA is lower than negative $3,000,000 for the quarter ending March 31, 2003, no amounts will be available for borrowing through the credit facility during the quarter ending June 30, 2003.

        For the quarter ending June 30, 2003, SureBeam's target EBITDA is $505,000. If SureBeam's actual EBITDA for the quarter ending June 30, 2003 is positive, but less than $126,250, or 25% of the target EBITDA, then the maximum amount available in the quarter ending September 30, 2003, would be $5,000,000, provided that no amounts would be available unless SureBeam covenants during the quarter ended September 30, 2003 to limit its total operating expenses (defined as research and development and selling, general and administrative expenses) to $5,000,000. No amounts would be available under the credit facility during the quarter ended September 30, 2003, if SureBeam has negative EBITDA for the quarter ending June 30, 2003. If SureBeam's actual EBITDA for the quarter ended June 30, 2003 is $126,250, or 25% of the target EBITDA, then the maximum amount available in the quarter ended September 30, 2003, would be $6,250,000 or 50% of the quarterly maximum and for each percentage of actual EBITDA above $126,250, or 25% of target EBITDA, the percentage of the quarterly maximum above 50% would be increased on a pro rata basis.

        For the quarter ending September 30, 2003, SureBeam's target EBITDA is $4,082,000. Therefore, if SureBeam's actual EBITDA for the quarter ended September 30, 2003 is positive, but less than $1,020,500, or 25% of the target EBITDA, then the maximum amount available in the quarter ended December 31, 2003, would be $5,000,000, provided that no amounts would be available unless SureBeam covenants during the quarter ended December 31, 2003 to limit its total operating expenses (defined as research and development and selling, general and administrative expenses) to $5,000,000. No amounts would be available under the credit facility during the quarter ending December 31, 2003, if SureBeam has negative EBITDA for the quarter ending September 30, 2003. If SureBeam's actual EBITDA for the quarter ended September 30, 2003 is $1,020,500, or 25% of the target EBITDA, then the maximum amount available in the quarter ended December 31, 2003, would be $6,250,000 or 50% of the quarterly maximum and for each percentage of actual EBITDA above $1,020,500, or 25% of target EBITDA, the percentage of the quarterly maximum above 50% would be increased on a pro rata basis.

  Limitation on Capital Expenditures

        The Titan credit facility contains certain covenants which act to limit SureBeam's capital expenditures.

        If SureBeam's revenue for any quarter in 2002 is greater than 85% of the quarterly revenue target set forth in SureBeam's annual operating plan for such quarter, SureBeam has agreed that it will not incur cumulative capital expenditures during the next quarter (including capital expenditures incurred during such quarter and all prior quarters during 2002) greater than $500,000 in excess of the capital expenditure budget for that next quarter and all prior quarters during 2002, set forth in SureBeam's annual operating plan.

        If SureBeam's revenue for any quarter in 2002 is less than 85% of the quarterly revenue target set forth in SureBeam's annual operating plan for such quarter, SureBeam has agreed that it will not incur cumulative capital expenditures during the next quarter (including capital expenditures incurred during such quarter and all prior quarters during 2002) greater than $500,000 in excess of the "adjusted plan" model capital expenditure budget for that next quarter and all prior quarters during 2002, set forth in the annual operating plan.

        SureBeam's quarterly revenue target for the quarter ended December 31, 2002, was $12,464,000 million. Therefore, if SureBeam's revenues for the quarter ended December 31, 2002, were equal to or in excess of $10,594,000 or 85% of its quarterly revenue target for such fiscal quarter, it could have capital expenditures in the quarter ending March 31, 2003 of up to approximately $17,500,000, or $500,000 in excess of the aggregate of its $2,000,000 capital expenditure budget for the quarter ended March 31, 2003, and its unused capital expenditure budget amounts for all fiscal quarters during 2002. As of December 31, 2002, SureBeam had cumulative unused capital expenditure budget amounts of over $15,000,000.

        If SureBeam's revenues for the quarter ended December 31, 2002, were less than $10,594,000, it could have capital expenditures in the quarter ended March 31, 2003 of up to approximately $3,000,000, or $500,000 in excess of the aggregate of its $1,000,000 "adjusted plan" model capital expenditure budget for the quarter ended March 31, 2003, and its unused "adjusted plan" model capital expenditure budget for all fiscal quarters during 2002. As of December 31, 2002, SureBeam had cumulative unused "adjusted plan" model capital expenditure budget amounts of approximately $1,500,000.

  Limitation on Operating Expenses

        The Titan credit facility contains certain covenants which act to limit the amount of operating expenses which SureBeam may incur.

        If SureBeam's revenue for any quarter in 2002 is greater than 85% of the quarterly revenue target set forth in the annual operating plan for such quarter, then for the following quarter, SureBeam may not incur operating expenses in excess of $500,000 more than the operating expenses, (excluding amortization and depreciation included in operating expenses), for such quarter as set forth in the annual operating plan. Under certain circumstances SureBeam may incur additional operating expenses if it had unutilized availability from previous quarters.

        If SureBeam's revenue for the quarter ended December 31, 2002, is greater than $10,594,000, or 85% of SureBeam's quarterly revenue target of $12,464,000 in its annual operating plan for the quarter, then during the quarter ending March 31, 2003, SureBeam may not incur operating expenses in excess of $7,900,000 or $500,000 more than the operating expenses set forth in SureBeam's annual operating plan. If SureBeam's revenue for the quarter ended December 31, 2002, is less than $10,594,000, SureBeam may incur maximum operating expenses which will be determined by application of a formula set forth in the credit facility. SureBeam anticipates that its revenue for the quarter ended December 31, 2002, is greater than $10,594,000.

  Private Placement

        As previously reported on SureBeam's Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 5, 2002, SureBeam completed a private placement of securities on December 3, 2002, which resulted in net proceeds, prior to legal and accounting fees, to SureBeam of approximately $23,300,000. SureBeam received consent from Titan to enter into the private placement. We believe our current liquidity, including the senior secured credit facility with Titan, will allow us to continue our operations through 2003; however, if our capital requirements vary from our current plans, we may require additional financing sooner than we anticipate.

  Forward-Looking Statements

        This report contains certain forward-looking statements, including, but not limited to, those regarding SureBeam's plans and expectations regarding its needs for and availability of capital and other statements of SureBeam's plans, objectives, expectations and intentions. SureBeam uses words such as "may," "will," "should," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "potential," or "continue," the negative of such terms or other terminology to identify forward-looking statements. SureBeam's actual results could differ materially from those anticipated in these forward-looking statements for many reasons. When considering forward-looking statements in this report, SureBeam encourages you to keep in mind that these forward-looking statements involve risks and uncertainties including, but not limited to, the risk of gaining consumer acceptance, risks relating to SureBeam's history of losses and liquidity position, and those risks referred to under "Risk Factors" in SureBeam's Form 10-K and otherwise described in SureBeam's reports filed with the Securities and Exchange Commission.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SureBeam Corporation
By:	/s/ LAWRENCE A. OBERKFELL Lawrence A. Oberkfell Chairman, President and Chief Executive Officer

Date: January 31, 2003

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  ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE
SIGNATURES